Exhibit 99.1

Sipex Corporation 233 South Hillview Drive Milpitas, CA 95035 USA TEL: 408.934.7500 FAX: 408.935.7600 www.sipex.com
FOR IMMEDIATE RELEASE
Clyde Ray Wallin, Chief Financial Officer
Phone: 408-934-7500
Fax: 408-935-7678
Email: rwallin@sipex.com
Sipex Reports Third Quarter 2006 Financial Results
•	Third Quarter Net Sales of $21.0 Million, Sequentially Flat with the Second Quarter and Up 21% From Year-Ago Period

•	Third Quarter Gross Margin at 29%, Improved From 18% in the Second Quarter and 27% in Year-Ago Period

•	Third Quarter GAAP Net Loss Per Share of $0.18, Improved From $0.19 in the Second Quarter, Up From $0.15 in Year-Ago Period
     Milpitas, California, (November 8, 2006) (OTC: SIPX.PK), — Sipex today reported fiscal third quarter operating results. Net Sales for the third quarter of 2006 were $21.0 million, flat with second quarter net sales of $21.0 million and an increase of 21% from net sales of $17.4 million recorded in the year-ago period. Third quarter 2006 GAAP net loss was $6.3 million, or $0.18 per share, compared with GAAP net loss of $6.9 million, or $0.19 per share, in the previous quarter and GAAP net loss of $5.2 million, or $0.15 per share, in the year-ago period. Included in the second and third quarter 2006 GAAP net loss is stock-based compensation of $0.8 million and $0.9 million, or $0.02 and $0.02 per share, respectively.
     Third quarter 2006 non-GAAP net loss was $5.3 million, or $0.15 per share, a decrease from $6.1 million, or $0.17 per share, in the previous quarter and an increase from $4.8 million, or $0.13 per share in the third quarter of 2005. Non-GAAP results exclude the impact of stock-based compensation, restructuring and impairment charges. A reconciliation of the adjustments made to GAAP net loss to compute non-GAAP net loss is contained in the financial tables of this press release.

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     “We have now closed our wafer manufacturing facility in Milpitas, California and in the third quarter we saw the first small improvements in our margin structure based on this operational change” stated Ray Wallin, CFO of Sipex. “These margin improvements should continue over the next few quarters as we drain the inventory that was built to bridge the transition to a fabless model. Beyond these margin improvements, this was a momentous quarter for us as we were able to get current with our SEC financial filings and get the SEC investigation behind us.”
     “While we were disappointed in our top line revenue performance, we were in-line with the majority of the other analog players in the market with a flat quarter” explained Ralph Schmitt, CEO of Sipex. “Our commodity business was slightly down due to elevated inventory at our customers. We grew our proprietary business in the quarter with new designs at some major customers. I am pleased with the operational progress we have made, but concerned about some of the signs in the market. The expanded component lead-times noted earlier in the year have led to some inventory build. Now that these lead-times have moderated back to normal and our customer re-order rates are down, we believe this will affect fourth quarter results as well, especially in the commodity business.”
     Conference Call – Today Sipex will host a conference call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Chief Executive Officer Ralph Schmitt and Chief Financial Officer Ray Wallin will present an overview of the financial results for the third quarter of 2006 and answer any questions.
     The call is available, live, to any interested party by dialing (888) 428-4473. For international callers, please dial (612) 234-9960. Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Sipex Investor Call. A replay of the investor call will be available approximately 24 hours after the event at www.sipex.com/investors.
About Sipex Corporation
Sipex Corporation is an analog semiconductor company that addresses standard linear and application specific standard products (ASSP) for customer systems that are primarily targeted at the consumer, networking and industrial markets. The products are categorized into three synergistic areas of power management, interface and optical storage. Sipex is a global company with operations in Asia, Europe and North America. It is the mission of the Company to create innovative analog products that enable customers to produce differentiated products.
For further information, contact Ray Wallin at: Sipex Corporation, 233 South Hillview Drive, Milpitas, California 95035, (408) 934-7500; or visit our website at http://www.sipex.com.
Safe Harbor Statement
This press release contains forward-looking statements concerning Sipex’s future events and results of operations including, but not limited to statements about improvements in gross margin, reductions in inventory levels and revenue growth in future quarters. Statements regarding the Company’s beliefs, plans, expectations or

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intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, the risk that inventory levels will not decrease as expected, that margins will not improve despite reductions in inventory, that Sipex may be unable to execute operational improvements, that Sipex may be unable to grow revenues in future quarters, and that general market conditions in the semiconductor industry may decline. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For further discussion of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the quarter ended April 1, 2006 and July 1, 2006. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.
     Non-GAAP Reporting – The Company’s management uses non-GAAP measures to evaluate the performance of our business and to estimate future performance. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. For comparison purposes, the Company makes reference to certain gross margin, operating margin, net loss and net loss per share. These non-GAAP results were reached by excluding stock-based compensation expense, restructuring and impairment charges, and additional depreciation expense. We reference those results to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company’s on-going operating performance. We have reconciled such non-GAAP results to the most directly comparable GAAP financial measures.
     Our reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. It should also be noted that our non-GAAP information may be different from the non-GAAP information provided by other companies.
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SIPEX CORPORATION
Condensed Consolidated Balance Sheet
(In thousands)
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$11,304	$1,969
Restricted cash	800	500
Short-term investment securities	3,583	—
Accounts receivable, net	6,406	3,735
Accounts receivable, related party, net	2,876	3,011
Inventories	16,875	13,400
Prepaid expenses and other current assets	2,989	1,300

Total current assets	44,833	23,915
Property, plant and equipment, net	20,481	25,803
Restricted cash — noncurrent	255	500
Other assets	204	224

Total assets	$65,773	$50,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowing	$—	$$3,000

Current portion of lease financing obligation	178	—
Accounts payable	9,759	7,394
Accrued expenses	6,829	7,282
Accrued restructuring costs	991	1,407
Deferred income, related party	5,368	5,707
Deferred income, other	2,962	2,510

Total current liabilities	26,087	27,300

Long-term accrued restructuring costs	186	584
Long-term lease financing obligation	12,203	—
Convertible senior notes	25,634	—
Other long-term liabilities	53	37

Total liabilities	64,163	27,921

Stockholders’ equity:
Common stock	356	355
Additional paid-in capital	230,070	224,026
Accumulated deficit	(228,797)	(201,841)
Accumulated other comprehensive loss	(19)	(19)

Total stockholders’ equity	1,610	22,521

Total liabilities and stockholders’ equity	$65,773	$50,442

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SIPEX CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,
	2006	July 1, 2006	October 1, 2005	September 30, 2006	October 1, 2005
Net sales	$12,243	$11,558	$9,258	$33,104	$31,632
Net sales, related party	8,781	9,455	8,115	26,787	23,800

Total net sales	21,024	21,013	17,373	59,891	55,432

Cost of sales	9,246	9,781	7,445	29,205	25,757
Cost of sales, related party	5,582	7,366	5,302	20,819	16,427

Total cost of sales	14,828	17,147	12,747	50,024	42,184

Gross profit	6,196	3,866	4,626	9,867	13,248

Operating expenses:
Research and development	3,923	3,883	4,024	13,302	12,143
Marketing and selling	3,827	3,765	2,299	11,248	7,596
General and administrative	3,988	2,743	3,133	10,752	10,357
Restructuring	77	(22)	386	362	445
Impairment of fixed assets	—	—	—	—	9,377

Total operating expenses	11,815	10,369	9,842	35,664	39,918

Loss from operations	(5,619)	(6,503)	(5,216)	(25,797)	(26,670)

Other income (expense):
Interest income	275	221	36	545	182
Interest expense	(898)	(582)	(5)	(1,663)	(22)
Other income, net	(19)	59	37	82	131

Total other income (expense), net	(642)	(302)	68	(1,036)	291

Loss before income tax expense	(6,261)	(6,805)	(5,148)	(26,833)	(26,379)
Income tax expense	38	53	13	123	35

Net loss	$(6,299)	$(6,858)	$(5,161)	$(26,956)	$(26,414)

Net loss per common share	$(0.18)	$(0.19)	$(0.15)	$(0.76)	$(0.74)
— basic and diluted
Weighted average common share outstanding
— basic and diluted	35,551	35,550	35,550	35,551	35,542

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SIPEX CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2006	2006	2005	2006	2005
GAAP — gross profit	$6,196	$3,866	$4,626	$9,867	$13,248

Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	—	4,519	—

Stock based compensation included in:
Total cost of sales	135	(59)	—	203	—

Non-GAAP — gross profit	$6,331	$3,807	$4,626	$14,589	$13,248

GAAP gross profit as a percent of net sales	29%	18%	27%	16%	24%

Non-GAAP gross profit as a percent of net sales	30%	18%	27%	24%	24%

SIPEX CORPORATION
Reconciliation of GAAP Loss from Operations to Non-GAAP Loss from Operations
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2006	2006	2005	2006	2005
GAAP — loss from operations	$(5,619)	$(6,503)	$(5,216)	$(25,797)	$(26,670)

Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	—	4,519	—
Research and development	—	—	—	1,118	—
Marketing and selling	—	—	—	322	—
General and administrative	—	—	—	744	—

Stock based compensation included in:
Total cost of sales	135	(59)	—	203	—
Research and development	261	311	—	910	—
Marketing and selling	229	235	—	654	—
General and administrative	258	309	—	845	—

Restructuring	77	(22)	386	362	445

Impairment of fixed assets	—	—	—	—	9,377

Non-GAAP — loss from operations	$(4,659)	$(5,729)	$(4,830)	$(16,120)	$(16,848)

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SIPEX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2006	2006	2005	2006	2005
GAAP — Net loss	$(6,299)	$(6,858)	$(5,161)	$(26,956)	$(26,414)

Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	—	4,519	—
Research and development	—	—	—	1,118	—
Marketing and selling	—	—	—	322	—
General and administrative	—	—	—	744	—

Stock based compensation included in:
Total cost of sales	135	(59)	—	203	—
Research and development	261	311	—	910	—
Marketing and selling	229	235	—	654	—
General and administrative	258	309	—	845	—

Restructuring	77	(22)	386	362	445

Impairment of fixed assets	—	—	—	—	9,377

Non-GAAP — Net loss	$(5,339)	$(6,084)	$(4,775)	$(17,279)	$(16,592)

SIPEX CORPORATION
Reconciliation of GAAP Net Loss Per Share to Non-GAAP Net Loss Per Share
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2006	2006	2005	2006	2005
GAAP — Net loss per share	$(0.18)	$(0.19)	$(0.15)	$(0.76)	$(0.74)

Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	0.00	0.00	0.00	0.13	0.00
Research and development	0.00	0.00	0.00	0.03	0.00
Marketing and selling	0.00	0.00	0.00	0.01	0.00
General and administrative	0.00	0.00	0.00	0.02	0.00

Stock based compensation included in:
Total cost of sales	0.00	(0.00)	0.00	0.01	0.00
Research and development	0.01	0.01	0.00	0.03	0.00
Marketing and selling	0.01	0.01	0.00	0.02	0.00
General and administrative	0.01	0.01	0.00	0.02	0.00

Restructuring	0.00	(0.00)	0.01	0.01	0.01

Impairment of fixed assets	0.00	0.00	0.00	0.00	0.26

Non-GAAP — Net loss per share (1)	$(0.15)	$(0.17)	$(0.13)	$(0.49)	$(0.47)

Weighted average common shares outstanding — basic and diluted	35,551	35,550	35,550	35,551	35,542

(1)	Amounts may not aggregate to the total due to rounding

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